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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 of Shawmut National Corporation of our report dated August 10, 1993 relating to the consolidated financial statements of New Dartmouth Bank, which appears in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994. We also consent to the reference to us as under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse

PRICE WATERHOUSE

Boston, Massachusetts
April 22, 1994